Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

February 22, 2005

Debra J. Richardson, Investor Relations

(515) 273-3551, drichardson@american-equity.com

John M. Matovina, Vice Chairman

(515) 273-3552, jmatovina@american-equity.com

D. J. Noble, Chairman

(515) 457-1705, dnoble@american-equity.com

AMERICAN EQUITY REPORTS RECORD OPERATING INCOME OF

$57.1 MILLION OR $1.31 PER DILUTED SHARE

WEST DES MOINES, Iowa (February 22, 2006) – American Equity Investment Life Holding Company (NYSE: AEL), a leading underwriter of index and fixed rate annuities, today announced record 2005 operating income(1) of $57.1 million, or $1.31 per diluted common share, an increase of 33% over 2004 operating income of $43.0 million, or $1.03 per diluted common share.(2) Operating income for the fourth quarter of 2005 was $14.6 million, or $0.32 per diluted common share, compared with 2004 fourth quarter operating income of $11.8 million, or $0.28 per diluted common share. Net income before minority interest for 2005 was $45.5 million compared with $28.9 million for 2004. The Company’s results for 2005 conclude 10 years of unprecedented growth in distribution, assets, earnings and capital since American Equity was formed as a new stock life insurer in late 1995.

(1)     In addition to net income, American Equity has consistently utilized operating income, a non-GAAP financial measure commonly used in the life insurance industry, as an economic measure to evaluate its financial performance.  Operating income equals net income adjusted to eliminate the impact of (i) net realized gains and losses on investments; (ii) the impact of SFAS 133, dealing with market value changes in derivatives; (iii) the impact of consolidation under FIN 46 of American Equity Investment Service Company; and (iv) the impact of the establishment of a state income tax contingency liability.  Because these items fluctuate from quarter to quarter in a manner unrelated to core operations, American Equity believes a measure excluding their impact is useful in analyzing operating trends.  American Equity believes the combined presentation and evaluation of operating income together with net income, provides information that may enhance an investor’s understanding of American Equity’s underlying results and profitability.  A reconciliation of net income to operating income is provided in the accompanying tables.

(2)     The comparability of EPS data between periods is impacted by the issuance of 15 million common shares in December 2005, in connection with a public offering of the Company’s common stock.

Performance highlights for the year include:

•              Annuity sales reached $2.9 billion, a 45% increase over 2004

•              Agency force exceeded 51,000 independent licensed agents

•              Total assets climbed to $14.1 billion at December 31, 2005

•                                          A follow-on common stock offering added $163.5 million of new equity

•                                          Total capitalization topped $1 billion

•                                          Book value per share was $9.35 at December 31, 2005

•                                          Adjusted leverage ratio improved to 33.7%

45% GROWTH IN PRODUCTION

During 2005 American Equity posted total sales of annuity products of $2.9 billion, an increase of 45% over total sales in 2004 of $2.0 billion ($1.8 billion net of coinsurance). 93% of total 2005 sales were in multi-strategy index annuities, a sector in which American Equity has been a leader in product design and sales volume for over six years. “We believe significant long term growth opportunities exist in our primary market,” stated David J. Noble, Chairman, CEO and President of American Equity. “As the baby boomers age, the issue of retirement income security will be paramount for this growing sector. Our products are specifically designed to meet post-retirement savings needs.”  American Equity enjoys a very favorable market conduct record and will be one of the first companies to implement a suitability review of all its index annuity sales in all states.

29% GROWTH IN INVESTMENT EARNINGS

At December 31, 2005, American Equity had total assets of $14.1 billion, compared to $11.1 billion at year end 2004, an increase of 27%. Total invested assets grew to $10.5 billion at year end 2005, and net investment income grew to $554.1 million in 2005, an increase of 29% over 2004. At December 31, 2005, the aggregate duration of both American Equity’s invested assets and its annuity liabilities was 6.7 years. Over 98% of American Equity’s total annuity reserves are protected by surrender charges.

The weighted average yield on invested assets for 2005, of which over 99% are investment grade, was 6.18%. American Equity earned a weighted average gross spread (annual aggregate yield on invested assets over the aggregate annual cost of money on annuities) of 2.48% on its aggregate annuity fund values, comprised of 2.80% on index annuities, 2.86% on fixed rate annuities and 0.62% on multi-year rate guaranteed products.

OVER $1 BILLION OF TOTAL CAPITAL

During 2005 American Equity raised approximately $229.9 million of new capital including $163.5 million of common equity, $55 million from the issuance of trust preferred securities, and $11.4 million from the exercise of common stock subscription rights. This brings the Company’s total capitalization to over $1 billion. The additional capital plus 2005 net earnings increased book value per share at year end 2005 to $9.35 ($9.84 excluding the accumulated other comprehensive loss (“AOCL”), compared to $7.97 at the end of 2004 ($8.47 excluding AOCL). The Company’s adjusted ratio of debt to total capital (excluding AOCL) improved to 33.7% at December 31, 2005 from 43.8% at December 31, 2004.

Stated Mr. Noble, “When I formed American Equity 10 years ago I set out to build the finest asset accumulating life insurer in the country. Surpassing $1 billion in total capital is a major step in pursuit of that goal, and I’m very proud of company’s management team and staff in this achievement.”

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future operations, strategies, financial results or other developments, and are subject to assumptions, risks and uncertainties. Statements such as “guidance”, “expect”, “anticipate”, “believe”, “goal”,

“objective”, “target”, “may”, “should”, “estimate”, “projects” or similar words as well as specific projections of future results qualify as forward-looking statements. Factors that may cause our actual results to differ materially from those contemplated by these forward looking statements can be found in the company’s Form 10-K filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date the statement was made and the company undertakes no obligation to update such forward-looking statements. There can be no assurance that other factors not currently anticipated by the company will not materially and adversely affect our results of operations. Investors are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf.

CONFERENCE CALL

American Equity will hold a conference call to discuss 2004 earnings on Thursday, February 23, 2006, at 10 a.m. CST. Investors and interested parties may listen to the call by dialing 866-510-0676 passcode 96613915 (international callers, please dial 617-597-5361). An audio replay will be available via telephone through March 3, 2006 by calling 888-286-8010, passcode 78117754 (international callers will need to dial 617-801-6888).

ABOUT AMERICAN EQUITY

American Equity Investment life Holding Company, through its wholly-owned operating subsidiaries, is a full service under writer of a broad line of annuity and insurance products, with a primary emphasis on the sale of fixed rate and index annuities. The company’s headquarters are located at 5000 Westown Parkway, West Des Moines, Iowa, 50266. The mailing address of the company is:  P.O. Box 71216, Des Moines, Iowa, 50325.

American Equity Investment Life Holding Company

Net Income/Operating Income

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
Revenues:
Traditional life and accident and health insurance premiums	$3,019	$3,435	$13,578	$15,115
Annuity and single premium universal life product charges	6,296	6,791	25,686	22,462
Net investment income	153,707	114,165	554,118	428,385
Realized gains (losses) on investments	(1,030)	132	(7,635)	943
Change in fair value of derivatives	3,895	47,511	(18,029)	28,696
Total revenues	165,887	172,034	567,718	495,601

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	3,079	3,368	13,375	13,423
Interest credited to account balances	81,796	68,797	306,608	305,762
Change in fair value of embedded derivatives	19,706	44,677	31,087	(8,567)
Interest expense on notes payable	4,053	1,258	16,324	2,358
Interest expense on subordinated debentures	4,131	2,788	14,145	9,609
Interest expense on amounts due under repurchase agreements and other interest expense	4,455	988	11,280	3,148
Amortization of deferred policy acquisition costs	21,004	21,425	68,109	67,867
Other operating costs and expenses	9,370	7,883	35,896	32,520
Total benefits and expenses	147,594	151,184	496,824	426,120

Income before income taxes and minority interest	18,293	20,850	70,894	69,481
Income tax expense	7,224	7,038	25,402	40,611
Income before minority interest	11,069	13,812	45,492	28,870
Minority Interest	—	(127)	2,500	(453)

Net income	11,069	13,939	42,992	29,323
Realized (gains) losses on investments, net of offsets	348	(86)	2,653	(613)
Net effect of FIN 46 and state income tax contingency	905	(159)	3,698	15,961
Net effect of FAS 133	2,317	(1,939)	7,760	(1,695)

Operating income (a)	$14,639	$11,755	$57,103	$42,976

Earnings per common share	$0.26	$0.36	$1.09	$0.77
Earnings per common share - assuming dilution	$0.24	$0.33	$0.99	$0.71
Operating income per common share (a)	$0.35	$0.31	$1.45	$1.13
Operating income per common share - assuming dilution (a)	$0.32	$0.28	$1.31	$1.03

Weighted average common shares outstanding (in thousands):
Earnings per common share	42,053	38,284	39,333	38,159
Earnings per common share - assuming dilution	46,823	43,045	44,513	43,096

1

American Equity Investment Life Holding Company

Operating Income

Three months ended December 31, 2005

		Adjustments
	As Reported	Realized Gains and Other	FAS 133	Operating Income (a)
	(Dollars in thousands, except per share data)
Reserves:
Traditional life and accident and health insurance premiums	$3,019	$—	$—	$3,019
Annuity and single premium universal life product charges	6,296	—	—	6,296
Net investment income	153,707	—	—	153,707
Realized gains (losses) on investments	(1,030)	1,030	—	—
Change in fair value of derivatives	3,895	—	(16,445)	(12,550)
Total revenues	165,887	1,030	(16,445)	150,472

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	3,079	—	—	3,079
Interest credited to account balances	81,796	118	(193)	81,721
Change in fair value of embedded derivatives	19,706	—	(19,706)	—
Interest expense on General Agency Commission and Servicing Agreement	—	—	—	—
Interest expense on notes payable	4,053	—	—	4,053
Interest expense on subordinated debentures	4,131	—	—	4,131
Interest expense on amounts due under repurchase agreements	4,455	—	—	4,455
Amortization of deferred policy acquisition costs	21,004	351	(621)	20,734
Other operating costs and expenses	9,370	—		9,370
Total benefits and expenses	147,594	469	(20,520)	127,543

Income before income taxes and minority interest	18,293	561	4,075	22,929
Income tax expense	7,224	(692)	1,758	8,290
Income before minority interest	11,069	1,253	2,317	14,639
Minority Interest	—	—	—	—
Net income	$11,069	$1,253	$2,317	$14,639

Earnings per common share	$0.26			$0.35
Earnings per common share - assuming dilution	$0.24			$0.32

(a)          In addition to net income, we have consistently utilized operating income, operating income per common share and operating income per common share - assuming dilution, non-GAAP financial measures commonly used in the life insurance industry, as economic measures to evaluate our financial performance. Operating income equals net income adjusted to eliminate the impact of net realized gains and losses on investments, the impact of FIN 46, dealing with the consolidation of variable interest entities, the impact of the establishment of a state income tax contingency liability, and the impact of FAS 133, dealing with market value changes in derivatives. Because these items fluctuate from quarter to quarter in a manner unrelated to core operations, we believe measures excluding their impact are useful in analyzing operating trends. We believe the combined resentation and evaluation of operating income together with net income, provides information that may enhance an investor’s understanding of our underlying results and profitability.

2

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

Financial Supplement

December 31, 2005

A.	Financial Highlights

	Condensed Consolidated Balance Sheets	1
	Consolidated Statements of Income	3
	Operating Income
	Year Ended December 31, 2005	4
	Three Months Ended December 31, 2005	5
	Quarterly Summary – Most Recent 5 quarters	6
	Capitalization/ Book Value per Share	7

B.	Product Summary

	Annuity Deposits by Product Type	8
	Surrender Charge Protection and Fund Values by Product Type	8
	Annuity Liability Characteristics	9
	Spread Results	11

C.	Investment Summary

	Summary of Invested Assets	12
	Credit Quality of Fixed Maturity Securities	13
	Watch List Securities and Aging of Gross Unrealized Losses	13
	Mortgage Loans by Region and Property Type	14

D.	Shareholder Information	15

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

	December 31, 2005	December 31, 2004

Assets
Investments:
Fixed maturity securities:
Available for sale, at market	$4,188,683	$2,705,323
Held for investment, at amortized cost	4,711,427	4,098,493
Equity securities, available for sale, at market	84,846	38,303
Mortgage loans on real estate	1,321,637	959,779
Derivative instruments	185,391	148,006
Policy loans	362	362
Total investments	10,492,346	7,950,266

Cash and cash equivalents	112,395	66,542
Coinsurance deposits—related party	1,959,663	2,068,700
Accrued investment income	59,584	44,871
Deferred policy acquisition costs	977,015	713,021
Deferred sales inducements	315,848	159,467
Deferred income tax asset	107,896	56,142
Other assets	31,655	28,279
Total assets	$14,056,402	$11,087,288

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS (Continued)

(Dollars in thousands)

(Unaudited)

	December 31, 2005	December 31, 2004

Liabilities and Stockholders’ Equity
Liabilities:
Policy benefit reserves	$12,237,988	$9,807,969
Other policy funds and contract claims	126,387	94,410
Other amounts due to related parties	27,677	31,955
Notes payable	281,043	283,375
Subordinated debentures	230,658	173,576
Amounts due under repurchase agreements	396,697	264,875
Other liabilities	236,594	125,585
Total liabilities	13,537,044	10,781,745

Stockholders’ equity:
Common Stock	55,527	38,360
Additional paid-in capital	379,107	215,793
Accumulated other comprehensive loss	(27,306)	(19,269)
Retained earnings	112,030	70,659
Total stockholders’ equity	519,358	305,543
Total liabilities and stockholders’ equity	$14,056,402	$11,087,288

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
Revenues:
Traditional life and accident and health insurance premiums	$3,019	$3,435	$13,578	$15,115
Annuity and single premium universal life product charges	6,296	6,791	25,686	22,462
Net investment income	153,707	114,165	554,118	428,385
Realized gains (losses) on investments	(1,030)	132	(7,635)	943
Change in fair value of derivatives	3,895	47,511	(18,029)	28,696
Total revenues	165,887	172,034	567,718	495,601

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	3,079	3,368	13,375	13,423
Interest credited to account balances	81,796	68,797	306,608	305,762
Change in fair value of embedded derivatives	19,706	44,677	31,087	(8,567)
Interest expense on notes payable	4,053	1,258	16,324	2,358
Interest expense on subordinated debentures	4,131	2,788	14,145	9,609
Interest expense on amounts due under repurchase agreements	4,455	988	11,280	3,148
Amortization of deferred policy acquisition costs	21,004	21,425	68,109	67,867
Other operating costs and expenses	9,370	7,883	35,896	32,520
Total benefits and expenses	147,594	151,184	496,824	426,120

Income before income taxes and minority interest	18,293	20,850	70,894	69,481
Income tax expense	7,224	7,038	25,402	40,611
Income before minority interest	11,069	13,812	45,492	28,870
Minority interest	—	(127)	2,500	(453)
Net income	$11,069	$13,939	$42,992	$29,323

Earnings per common share	$0.26	$0.36	$1.09	$0.77
Earnings per common share - assuming dilution (a)	$0.24	$0.33	$0.99	$0.71
Weighted average common shares outstanding (in thousands):
Earnings per common share	42,053	38,284	39,333	38,159
Earnings per common share - assuming dilution	46,823	43,045	44,513	43,096

(a)          The numerator for earnings per common share - assuming dilution is equal to net income plus the after tax cost of interest on convertible subordinated debentures issued to a subsidiary trust.  The after tax cost of such interest was $300 for the three months ended December 31, 2005, $303 for the three months ended December 31, 2004, $1,202 for the year ended December 31, 2005 and $1,255 for the year ended December 31, 2004.

Operating Income

Year ended December 31, 2005

	As Reported	Realized Gain and Other Adjustments	FAS 133 Adjustments	Operating Income (a)
	(Dollars in thousands, except per share data)
Revenues:
Traditional life and accident and health insurance premiums	$13,578	$—	$—	$13,578
Annuity and single premium universal life product charges	25,686	—	—	25,686
Net investment income	554,118	453	—	554,571
Realized gains (losses) on investments	(7,635)	7,635	—	—
Change in fair value of derivatives	(18,029)		(6,324)	(24,353)
Total revenues	567,718	8,088	(6,324)	569,482

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	13,375	—	—	13,375
Interest credited to account balances	306,608	830	3,181	310,619
Change in fair value of embedded derivatives	31,087	—	(31,087)	—
Interest expense on General Agency Commission and Servicing Agreement	—	2,641	—	2,641
Interest expense on notes payable	16,324	(1,725)	—	14,599
Interest expense on subordinated debentures	14,145	—	—	14,145
Interest expense on amounts due under repurchase agreements	11,280	—	—	11,280
Amortization of deferred policy acquisition costs	68,109	2,698	9,133	79,940
Other operating costs and expenses	35,896	(377)	—	35,519
Total benefits and expenses	496,824	4,067	(18,773)	482,118

Income before income taxes and minority interest	70,894	4,021	12,449	87,364
Income tax expense	25,402	170	4,689	30,261
Income before minority interest	45,492	3,851	7,760	57,103
Minority interest	2,500	(2,500)	—	—
Net income	$42,992	$6,351	$7,760	$57,103

Earnings per common share	$1.09			$1.45
Earnings per common share – assuming dilution	$0.99			$1.31

(a)          In addition to net income, we have consistently utilized operating income, operating income per common share and operating income per common share - assuming dilution, non-GAAP financial measures commonly used in the life insurance industry, as economic measures to evaluate our financial performance.  Operating income equals net income adjusted to eliminate the impact of net realized gains and losses on investments, the impact of FIN 46, dealing with the consolidation of variable interest entities, the impact of the establishment of a state income tax contingency liability, and the impact of FAS 133, dealing with market value changes in derivatives.  Because these items fluctuate from quarter to quarter in a manner unrelated to core operations, we believe measures excluding their impact are useful in analyzing operating trends.  We believe the combined presentation and evaluation of operating income together with net income, provides information that may enhance an investor’s understanding of our underlying results and profitability.

Operating Income

Three months ended December 31, 2005

	As Reported	Realized Gain and Other Adjustments	FAS 133 Adjustments	Operating Income (a)
	(Dollars in thousands, except per share data)
Revenues:
Traditional life and accident and health insurance premiums	$3,019	$—	$—	$3,019
Annuity and single premium universal life product charges	6,296	—	—	6,296
Net investment income	153,707	—	—	153,707
Realized gains (losses) on investments	(1,030)	1,030	—	—
Change in fair value of derivatives	3,895	—	(16,445)	(12,550)
Total revenues	165,887	1,030	(16,445)	150,472

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	3,079	—	—	3,079
Interest credited to account balances	81,796	118	(193)	81,721
Change in fair value of embedded derivatives	19,706	—	(19,706)	—
Interest expense on General Agency Commission and Servicing Agreement	—	—	—	—
Interest expense on notes payable	4,053	—	—	4,053
Interest expense on subordinated debentures	4,131	—	—	4,131
Interest expense on amounts due under repurchase agreements	4,455	—	—	4,455
Amortization of deferred policy acquisition costs	21,004	351	(621)	20,734
Other operating costs and expenses	9,370	—	—	9,370
Total benefits and expenses	147,594	469	(20,520)	127,543

Income before income taxes and minority interest	18,293	561	4,075	22,929
Income tax expense	7,224	(692)	1,758	8,290
Income before minority interest	11,069	1,253	2,317	14,639
Minority interest	—	—	—	—
Net income	$11,069	$1,253	$2,317	$14,639

Earnings per common share	$0.26			$0.35
Earnings per common share – assuming dilution	$0.24			$0.32

(a)          In addition to net income, we have consistently utilized operating income, operating income per common share and operating income per common share - assuming dilution, non-GAAP financial measures commonly used in the life insurance industry, as economic measures to evaluate our financial performance. Operating income equals net income adjusted to eliminate the impact of net realized gains and losses on investments, the impact of FIN 46, dealing with the consolidation of variable interest entities, the impact of the establishment of a state income tax contingency liability, and the impact of FAS 133, dealing with market value changes in derivatives. Because these items fluctuate from quarter to quarter in a manner unrelated to core operations, we believe measures excluding their impact are useful in analyzing operating trends. We believe the combined presentation and evaluation of operating income together with net income, provides information that may enhance an investor’s understanding of our underlying results and profitability.

Operating Income/Net Income

Quarterly Summary – Most Recent 5 Quarters

	Q4 2005	Q3 2005	Q2 2005	Q1 2005	Q4 2004
	(Dollars in thousands, except per share data)
Revenues:
Traditional life and accident and health insurance premiums	$3,019	$3,539	$3,264	$3,756	$3,435
Annuity and single premium universal life product charges	6,296	6,105	7,023	6,262	6,791
Net investment income	153,707	142,492	133,365	125,007	114,196
Change in fair value of derivatives	(12,550)	10,722	(8,955)	(13,570)	(5,495)
Total revenues	150,472	162,858	134,697	121,455	118,927

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	3,079	3,338	3,326	3,632	3,368
Interest credited to account balances	81,721	96,237	70,739	61,922	67,627
Interest expense on General Agency Commission and Servicing Agreement	499	778	874	989	422
Interest expense on notes payable	3,554	3,554	3,446	3,546	1,148
Interest expense on subordinated debentures	4,131	3,826	3,142	3,046	2,788
Interest expense on amounts due under repurchase agreements	4,455	3,162	2,235	1,428	988
Amortization of deferred policy acquisition costs	20,734	20,764	19,955	18,487	17,249
Other operating costs and expenses	9,370	8,554	9,474	8,121	7,657
Total benefits and expenses	127,543	140,213	113,191	101,171	101,247

Operating income before income taxes	22,929	22,645	21,506	20,284	17,680
Income tax expense	8,290	7,567	7,396	7,008	5,925

Operating income (a)	14,639	15,078	14,110	13,276	11,755
Realized gains (losses) on investments, net of offsets	(348)	(2,599)	143	151	86
Net effect of FIN 46 and state income tax contingency	(905)	(2,836)	(77)	120	159
Net effect of FAS 133	(2,317)	(2,480)	(1,944)	(1,019)	1,939

Net income	$11,069	$7,163	$12,232	$12,528	$13,939

Operating income per common share (a)	$0.35	$0.39	$0.37	$0.35	$0.31
Operating income per common share – assuming dilution (a)	$0.32	$0.35	$0.33	$0.31	$0.28
Earnings per common share	$0.26	$0.19	$0.32	$0.33	$0.36
Earnings per common share – assuming dilution	$0.24	$0.17	$0.29	$0.29	$0.33

Weighted average common shares outstanding (in thousands):
Earnings per common share	42,053	38,379	38,372	38,284	38,258
Earnings per common share - assuming dilution	46,823	43,749	43,665	43,045	42,920

(a)               In addition to net income, we have consistently utilized operating income, operating income per common share and operating income per common share - assuming dilution, non-GAAP financial measures commonly used in the life insurance industry, as economic measures to evaluate our financial performance. Operating income equals net income adjusted to eliminate the impact of net realized gains and losses on investments, the impact of FIN 46, dealing with the consolidation of variable interest entities, the impact of the establishment of a state income tax contingency liability, and the impact of FAS 133, dealing with market value changes in derivatives. Because these items fluctuate from quarter to quarter in a manner unrelated to core operations, we believe measures excluding their impact are useful in analyzing operating trends. We believe the combined presentation and evaluation of operating income together with net income, provides information that may enhance an investor’s understanding of our underlying results and profitability.

Capitalization/ Book Value per Share

	December 31, 2005	December 31, 2004
	(Dollars in thousands, except per share data)
Capitalization:
Notes payable	$281,043	$283,375
Subordinated debentures payable to subsidiary trusts	230,658	173,576
Total debt	511,701	456,951

Total stockholders’ equity	519,358	305,543

Total capitalization	1,031,059	762,494
Accumulated other comprehensive loss (AOCL)	27,306	19,269
Total capitalization excluding AOCL (a)	$1,058,365	$781,763

Total stockholders’ equity	$519,358	$305,543
Accumulated other comprehensive loss	27,306	19,269
Total stockholders’ equity excluding AOCL (a)	$546,664	$324,812

Common shares outstanding	55,527,180	38,360,343

Book Value per Share: (b)
Book value per share including AOCL	$9.35	$7.97
Book value per share excluding AOCL (a)	$9.84	$8.47

Debt-to-Capital Ratios: (a)
Senior debt / Total capitalization excluding AOCL	26.6%	36.2%
Adjusted debt / Total capitalization excluding AOCL ©)	33.7%	43.8%

(a)          Total capitalization, total stockholders’ equity, book value per share and debt-to-capital ratios excluding AOCL, non-GAAP financial measures, are based on stockholders’ equity excluding the effect of accumulated other comprehensive loss. Since AOCL fluctuates from quarter to quarter due to unrealized changes in the fair market value of available for sale investments caused principally by changes in market interest rates, we believe these non-GAAP financial measures provide useful supplemental information.

(b)         Book value per share including and excluding AOCL is calculated as total stockholders’ equity and total stockholders’ equity excluding AOCL divided by the total number of shares of common stock outstanding.

(c)          Subordinated debentures payable to subsidiary trusts (qualifying trust preferred securities) are treated as 100% equity, except to the extent the total amount outstanding exceeds 15% of total capitalization (including AOCL).

Annuity Deposits by Product Type

	Three Months Ended December 31,		Year Ended December 31,
Product Type	2005	2004	2005	2004

Index Annuities:
Index Strategies	$463,367	$370,086	$1,780,092	$1,119,398
Fixed Strategy	223,579	191,715	908,868	545,630
	686,946	561,801	2,688,960	1,665,028
Fixed Rate Annuities:
Single-Year Rate Guaranteed	28,929	55,235	193,288	287,619
Multi-Year Rate Guaranteed	2,087	3,048	12,807	21,324
	31,016	58,283	206,095	308,943

Total before coinsurance ceded	717,962	620,084	2,895,055	1,973,971
Coinsurance ceded (a)	633	962	4,688	202,064

Net after coinsurance ceded	$717,329	$619,122	$2,890,367	$1,771,907

(a)          All Multi-Year Rate Guaranteed annuity deposits are excluded from the coinsurance agreements.
2004: 20% of all other annuity deposits received through July 31, 2004.

Surrender Charge Protection and Fund Values by Product Type

Annuity Surrender Charges and Net (of coinsurance) Fund Values at December 31, 2005

	Surrender Charge			Net Fund Value
Product Type	Avg. Years At Issue	Avg. Years Remaining	Avg. % Remaining	Dollars in Thousands	%

Index Annuities	13.5	11.4	14.6%	$7,113,917	70.3%
Single-Year Fixed Rate Guaranteed Annuities	10.6	6.7	9.9%	1,784,402	17.6%
Multi-Year Fixed Rate Guaranteed Annuities	5.8	2.1	5.9%	1,222,169	12.1%

Total	12.0	9.4	12.7%	$10,120,488	100.0%

Annuity Liability Characteristics

	Fixed Annuities Account Value	Index Annuities Account Value

SURRENDER CHARGE PERCENTAGES (1):
No surrender charge	$155,470	$12,792
<1.0%	—	175
1.0% <2.0%	13,673	6,462
2.0% <3.0%	8,087	4,991
3.0% <4.0%	20,275	1,077
4.0% <5.0%	69,926	26,941
5.0% <6.0%	689,219	34,993
6.0% <7.0%	168,924	74,321
7.0% <8.0%	215,998	221,689
8.0% <9.0%	238,440	227,114
9.0% < 10.0%	288,668	777,864
10.0% or greater	1,137,891	5,725,498
	$3,006,571	$7,113,917

	Fixed and	Weighted
	Index	Average
	Annuities	Surrender
	Account Value	Charge

SURRENDER CHARGE EXPIRATION BY YEAR
Out of Surrender Charge	$168,262	0.00%
2006	728,103	5.16%
2007	143,713	5.12%
2008	154,329	6.70%
2009	441,113	8.18%
2010	510,845	8.06%
2011	466,280	8.43%
2012	704,438	9.25%
2013	720,948	10.11%
2014	594,436	11.61%
2015	517,957	13.78%
2016	793,318	14.32%
2017	974,195	14.96%
2018	471,761	15.89%
2019	265,457	15.81%
2020	633,902	16.57%
2021	632,567	18.19%
2022	1,198,864	19.99%
	$10,120,488	12.71%

Annuity Liability Characteristics

	Fixed Annuities Account Value	Index Annuities Account Value

APPLICABLE GUARANTEE PERIOD:
Annual reset (2)	$1,926,596	$7,014,879
Multi-year (3 - 5 years)	1,079,975	99,038
	$3,006,571	$7,113,917

ULTIMATE MINIMUM GUARANTEE RATE (3):
2.00%	$—	$1,586
2.20%	5,345	92,903
2.25% (4)	260,120	2,780,040
3.00%	2,626,706	2,947,047
3.50% (5)	—	1,292,341
4.00%	114,400	—
	$3,006,571	$7,113,917

CREDITED RATE (INCLUDING BONUS INTEREST) VS. ULTIMATE MINIMUM GUARANTEED RATE DIFFERENTIAL (6) (7):
No differential	$104,894	$—
› 0.0% - 0.5%	1,518,643	756,628
› 0.5% - 1.0%	201,261	1,294,782
› 1.0% - 1.5%	158,564	86,630
› 1.5% - 2.0%	19,456	267
› 2.0% - 2.5%	122,500	1,370
› 2.5% - 3.0%	331,736	7,192
Greater than 3.0%	549,517	1,236
Cumulative floor (3)	—	4,965,812
	$3,006,571	$7,113,917

(1)   In addition, $1,566,703 (52%) of the Fixed Annuities Account Value have market value adjustment protection.

(2)   The contract features for substantially all of the Index Annuities Account Value provide for the annual reset of contractual features that effect the cost of money. The contract features for less than .5% of the Index Annuities Account Value are reset every two years.

(3)   Index Annuities provide guarantees based on a cumulative floor over the term of the product. Rates used to determine the cumulative floor may be applied to less than 100% of the annuity deposits received.

(4)   Products have a guarantee of 2.25% for the first 10 years, & 3.00% thereafter.

(5)   Rates applicable to the minimum guaranteed surrender value are 3.50% for the first 5 years, & 3.00% thereafter (applied to less than 100% of the annuity deposits received). Minimum guaranteed rates for amounts allocated to the fixed rate strategy are 2.25% for the first 10 years, and 3.00% thereafter.

(6)   Recent issues may contain bonus interest rates ranging from 1.0% to 3.0%.

(7)   Includes products with multi-year guarantees for which the credited rate cannot be decreased to the ultimate minimum guaranteed rate until the end of the multi-year period. The weighted average differential between the current credited rate and the ultimate minimum guaranteed rate on the multi-year guarantee fixed annuity account values was approximately 288 basis points.

Spread Results

	Year Ended December 31,
	2005	2004
Average yield on invested assets	6.18%	6.28%
Cost of Money
Aggregate	3.70%	3.90%
Average net cost of money for index annuities	3.38%	3.37%
Average crediting rate for fixed rate annuities:
Annually adjustable	3.32%	3.47%
Multi-year rate guaranteed	5.56%	5.57%

Investment spread:
Aggregate	2.48%	2.38%
Index annuities	2.80%	2.91%
Fixed rate annuities:
Annually adjustable	2.86%	2.81%
Multi-year rate guaranteed	0.62%	0.71%

Summary of Invested Assets

	December 31, 2005		December 31, 2004
	Carrying Amount	Percent	Carrying Amount	Percent
	(Dollars in thousands)

Fixed maturity securities:
United States Government and agencies	$7,448,248	71.0%	$5,730,894	72.1%
Public utilities	133,346	1.3%	44,849	0.6%
Corporate securities	674,230	6.4%	338,407	4.3%
Redeemable preferred stocks	46,896	0.4%	35,369	0.4%
Mortgage and asset-backed securities:
Government	220,379	2.1%	257,004	3.2%
Non-Government	377,011	3.6%	397,293	5.0%
Total fixed maturity securities	8,900,110	84.8%	6,803,816	85.6%
Equity securities	84,846	0.8%	38,303	0.6%
Mortgage loans on real estate	1,321,637	12.6%	959,779	12.1%
Derivative instruments	185,391	1.8%	148,006	1.9%
Policy loans	362	—	362	—
Total investments	$10,492,346	100.0%	$7,950,266	100.0%

Credit Quality of Fixed Maturity Securities

		December 31, 2005		December 31, 2004
NAIC Designation	Rating Agency Equivalent	Carrying Amount	Percent	Carrying Amount	Percent
		(Dollars in thousands)

1	Aaa/Aa/A	$8,368,330	94.0%	$6,585,322	96.8%
2	Baa	416,614	4.7%	162,298	2.4%
3	Ba	93,335	1.0%	20,555	0.3%
4	B	3,396	0.1%	14,124	0.2%
5	Caa and lower	11,719	0.1%	13,298	0.2%
6	In or near default	6,716	0.1%	8,219	0.1%
	Total fixed maturity securities	$8,900,110	100.0%	$6,803,816	100.0%

Watch List Securities - Aging of Gross Unrealized Losses - December 31, 2005

Issuer	Amortized Cost	Unrealized Losses	Estimated Fair Value	Maturity Date	Months Below Amortized Cost
	(Dollars in thousands)
Ford	$5,003	$(1,553)	$3,450	07/16/2031	4
	$5,003	$(1,553)	$3,450

Mortgage Loans by Region and Property Type

	December 31, 2005		December 31, 2004
	Carrying Amount	Percent	Carrying Amount	Percent
	(Dollars in thousands)
Geographic distribution
East	$283,085	21.4%	$196,805	20.5%
Middle Atlantic	93,579	7.1%	80,098	8.3%
Mountain	198,476	15.0%	148,608	15.5%
New England	47,839	3.6%	50,624	5.3%
Pacific	117,977	8.9%	84,860	8.8%
South Atlantic	213,423	16.1%	166,606	17.4%
West North Central	258,181	19.6%	165,041	17.2%
West South Central	109,077	8.3%	67,137	7.0%
Total mortgage loans	$1,321,637	100.0%	$959,779	100.0%

Property type distribution
Office	$384,606	29.1%	$296,995	30.9%
Medical Office	75,716	5.7%	65,396	6.8%
Retail	285,715	21.6%	218,133	22.7%
Industrial/Warehouse	346,461	26.2%	236,835	24.7%
Hotel	52,274	4.0%	25,652	2.7%
Apartments	68,795	5.2%	44,984	4.7%
Mixed use/other	108,070	8.2%	71,784	7.5%
Total mortgage loans	$1,321,637	100.0%	$959,779	100.0%

Shareholder Information

Corporate Offices:

American Equity Investment Life Holding Company

5000 Westown Parkway Suite 440

West Des Moines, IA 50266

Inquiries:

Debra J. Richardson, Investor Relations	D. J. Noble, Chairman
(515) 273-3551, drichardson@american-equity.com	(515) 457-1703, dnoble@american-equity.com

John M. Matovina, Vice Chairman

(515) 273-3552, jmatovina@american-equity.com

Common Stock and Dividend Information:

New York Stock Exchange symbol: “AEL”

	High	Low	Close	Dividend Declared
2005
First Quarter	$12.92	$10.14	$12.79	$0.00
Second Quarter	$12.79	$10.08	$11.88	$0.00
Third Quarter	$11.96	$10.41	$11.35	$0.00
Fourth Quarter	$13.06	$10.83	$13.05	$0.04

2004
First Quarter	$13.15	$10.05	$12.85	$0.00
Second Quarter	$13.10	$9.75	$9.95	$0.00
Third Quarter	$10.22	$8.79	$9.49	$0.00
Fourth Quarter	$11.00	$9.41	$10.77	$0.02

Transfer Agent:	Analyst Coverage:

Comptershare Trust Company, N.A.	Steven Schwartz	E. Stewart Johnson
P.O. Box 43010	Raymond James & Associates, Inc.	Friedman, Billings, Ramsey & Co., Inc.
Providence, RI 02940-0310	(312) 612-7686	(212) 381-9219
Phone: (877) 282-1169	steven.schwartz@raymondjames.com	sjohnson@fbr.com
Fax: (781) 575-2723
www.computershare.com	Alfred M. Capra	Mark Finkelstein
	Oppenheimer & Co., Inc.	Cochran Caronia Waller
	(212) 668-8076	(312) 425-4079
	alfred.capra@opco.com	mfinkelstein@ccwco.com

David O. Lewis
SunTrust Robinson Humphrey
(404) 926-5097
david_lewis@rhco.com

Annual Report and Other Information:

Shareholders may receive when available, without charge, a copy of American Equity’s Annual Report, SEC filings and/or press releases by calling Debra J. Richardson, Senior Vice President, at (515) 457-1704 by visiting our web site at www.american-equity.com.